UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2014

Manhattan Bridge Capital, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	000-25991	11-3474831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Cutter Mill Road, Great Neck, NY	11021
(Address of Principal Executive Offices)	(Zip Code)

(516) 444-3400
(Registrant’s telephone number, including area code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

This Current Report on Form 8-K is filed by Manhattan Bridge Capital, Inc. (the “Registrant”), in connection with the items set forth below.

Item 8.01:	Other Events.

On June 9, 2014, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that it had increased its annual dividend to $0.28 per common share, payable in four equal quarterly installments on July 15, 2014, October 15, 2014, January 15, 2015 and April 15, 2015 to shareholders of record on July 10, 2014, and October 10, 2014, January 10, 2015 and April 10, 2015. This increased dividend replaces the previously declared quarterly dividend of $0.02 per share. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01:	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 9, 2014.

* * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANHATTAN BRIDGE CAPITAL, INC.

Dated: June 9, 2014	By:	/s/ Assaf Ran
Name: Assaf Ran Title: President and Chief Executive Officer